EXHIBIT EX-23.1

                           CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-54584 and 333-54582) of Meteor Industries, Inc. of our report dated March 16, 2001 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Denver, Colorado
March 22, 2001